                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement of Tapistron International, Inc. on Form S-1, of our report dated September 26, 1997 on the consolidated financial statements of Tapistron International, Inc. and subsidiary as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, appearing in the Prospectus, which is part of the this Amendment No. 1 to the Registration Statement, and to the use of our report, dated September 26, 1997, on the financial statement schedules appearing in the full Amendment No. 1 to the Registration Statement.

We also consent to the references to us under the headings "Selected Consolidated Financial Data", "Summary Consolidated Financial Data" and "Experts" in the Amendment No. 1 to the Registration Statement.



                   DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

                   /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP
                   ---------------------------------------------

Birmingham, Alabama
April 28, 1998